Exhibit 99.2

Dear Unified Member:

I have some very important news to report. Earlier today, our Board of Directors unanimously approved a definitive merger agreement for Supervalu to acquire Unified Grocers. What this means is that, if the necessary approvals are obtained, Unified will become part of Supervalu. As many of you know, Supervalu, one of the largest wholesalers in the United States, is dedicated to serving the independent grocer. Some of the details regarding the transaction are in the joint press release (http://gallery.mailchimp.com/3d28f56f3a675ad9e92eecae4/files/8960979d-0cdd-402d-b621-1371dd7aa569/SVU_Unified_press_release_FINAL.pdf) distributed a few minutes ago.

Of course, both our Associates and our Members will have many questions regarding the terms of the transaction and what it means for all of us going forward. The first step in this process is meetings with our Associates at all locations today. Over the next weeks, we will conduct several meetings with our Members to provide more detail as to the future under this new structure. Supervalu executives will join us at many of these meetings to introduce themselves and to answer questions. The meeting schedule will be sent out very soon.

Subject to the terms of the merger agreement, the Class A and B shares will be converted into the right to receive $200.27 per share at closing, which was the exchange value at the end of the fiscal year (October 3, 2016), and the Class E shares will be converted into the right to receive $100 per share, their stated value. For now, there’s no action you need to take. Details on payment will be provided in our upcoming Proxy Statement.

It will take several months to complete this transaction, which involves among other things regulatory approval and approval by our Members. We haven’t scheduled a date for a Shareholders’ meeting yet, but will do so soon. We will send out a Proxy Statement with all the transaction details well in advance of the Shareholders’ meeting so that all your questions can be addressed.

Everything we do is centered on the idea that Unified exists to make sure that our owner-Members have a stable, secure and progressive source of supply over the long term. Our Board believes, and the Senior Management team supports, the idea that the combined excellence of Supervalu and Unified will best serve our foundational mission long into the future.

We all understand that change can be both exciting and confusing at times. While we will all learn more about how we will combine these two great companies, the Unified team is committed to serve our Members and customers at the same level of excellence that they have come to expect from Unified.

Very truly yours,

Bob Ling

President and Chief Executive Officer

Unified Grocers, Inc.

Additional Information and Where to Find It

In connection with the proposed transaction, Unified intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Unified will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting of shareholders relating to the proposed transaction. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT UNIFIED WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Unified with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Unified via the Financial Information section of its website at www.unifiedgrocers.com, by calling Unified toll-free at 800-242-9907 or by emailing Unified at corp.sec@unifiedgrocers.com.

Participants in Solicitation

Unified and its directors and officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Unified’s directors and executive officers is contained in Unified’s proxy statement dated January 24, 2017, previously filed with the SEC and additional information will be set forth in the proxy statement to be filed by Unified in connection with the proposed transaction.

Cautions Regarding Forward Looking Statements

All statements in this communication other than statements of historical fact are forward-looking statements, including, but not limited to, statements regarding the expected completion of the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements involve risks, uncertainties and assumptions, including that the merger may not close on the expected timeline or at all and that the announcement or pendency of the merger may adversely impact Unified’s business. Forward-looking statements speak only as of the date they are made.